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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and "The Merger -- Accounting Treatment" in the Registration Statement (Form S-4) and related Joint Proxy Statement/Prospectus of GranCare, Inc. for the registration of 9,941,975 shares of its Common Stock, and the incorporation by reference therein of our report dated February 21, 1995, with respect to the consolidated financial statements and schedules of GranCare, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

     We also consent to the incorporation by reference therein of: (a) our report dated March 25, 1994, with respect to the financial statements of Long-Term Care Pharmaceutical Service Corporations I and III as of December 31, 1993 and 1992 and for the years then ended, included in the GranCare, Inc. Form 10-Q for the quarter ended June 30, 1994; and (b) our report dated May 25, 1995, with respect to the financial statements of Cornerstone Health Management Company as of March 31, 1995, and for the eleven month period then ended, included in the Current Report on Form 8-K/A dated June 2, 1995, both filed with the Securities and Exchange Commission.

     We also consent to the incorporation by reference therein of: (a) our report dated February 26, 1993, with respect to the financial statements of Omega/Indiana Pharmacy, L.P., a limited partnership, for the year ended December 31, 1992; and (b) our report dated December 4, 1992, with respect to the financial statements of Evergreen Healthcare, Ltd., L.P., a limited partnership, for the year ended September 30, 1992, included in the Evergreen Healthcare, Inc. Annual Report (Form 10-K) for the year ended June 30, 1994, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Atlanta, Georgia
June 2, 1995